Exhibit 3.3

BYLAWS

OF

AERIE PHARMACEUTICALS, INC.

(A DELAWARE CORPORATION)

BYLAWS

OF

AERIE PHARMACEUTICALS, INC.

ARTICLE I

OFFICES

1. Principal Office. The principal office of the Corporation shall be located in Orange County, North Carolina or such other place as is designated by the Board of Directors.

2. Registered Office. The registered office of the Corporation required by law to be maintained in the State of Delaware may be, but need not be, identical with the principal office.

3. Other Offices. The Corporation may have offices at such other places, either within or without the State of Delaware, as the Board of Directors may from time to time determine or as the affairs of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

1. Place of Meetings. All meetings of stockholders shall be held at the principal office of the Corporation or at such other place, either within or without the State of Delaware, as shall be designated in the notice of the meeting or agreed upon by the Board of Directors, the President or the Chief Executive Officer. The Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication as provided by law.

2. Annual Meeting. Unless directors are elected by written consent in lieu of an annual meeting, the annual meeting of the stockholders shall be held on a date during the month of April and at a time (except a Saturday, Sunday or a legal holiday) determined by the Board of Directors, for the purpose of electing Directors of the Corporation and for the transaction of such other business as may be properly brought before the meeting.

3. Substitute Annual Meeting. If the annual meeting shall not be held in accordance with the provisions of Section 2 of this Article II a substitute annual meeting may be called in accordance with the provisions of Section 4 of this Article II. A meeting so called shall be designated and treated for all purposes as the annual meeting. The shares represented at such substitute annual meeting, either in person or by proxy, and entitled to vote thereat, shall constitute a quorum for the purpose of such meeting.

4. Special Meetings. Special meetings of the stockholders may be called at any time by the President, the Secretary or the Board of Directors of the Corporation, but such special meetings may not be called by any other person or persons.

5. Notice of Meetings.

(a) Written or printed notice stating the time and place, if any, of the meeting and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting shall be delivered not less than ten (10) nor more than sixty (60) days before the date thereof, by or at the direction of the Board of Directors, President, Secretary or other person calling the meeting, to each stockholder of record entitled to vote at such meeting. Without limiting the manner by which notice otherwise may be given to stockholders, any notice shall be effective if given by a form of electronic transmission consented to (in a manner consistent with the Delaware General Corporation Law) by the stockholder to whom the notice is given. If notice is given by electronic transmission, such notice shall be deemed given at the time specified in Section 232 of the Delaware General Corporation Law. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the stockholder at such stockholder’s address as it appears on the record of stockholders of the Corporation, with postage thereon prepaid.

(b) In the case of an annual or substitute annual meeting, the notice of meeting need not specifically state the business to be transacted thereat unless it is a matter, other than election of Directors, on which the vote of the stockholders is expressly required by the provisions of the Delaware General Corporation Law. In the case of a special meeting, the notice of meeting shall specifically state the purpose or purposes for which the meeting is called.

(c) When a meeting is adjourned for thirty (30) days or more, or when a new record date is fixed after the adjournment for the adjourned meeting, notice of the adjourned meeting shall be given as in the case of an original meeting. When a meeting is adjourned for less than thirty (30) days in any one adjournment and a new record date is not fixed, it is not necessary to give any notice of the time and place, (if any, or the means of remote communication, if any,) of the adjourned meeting or of the business to be transacted thereat other than by announcement at the meeting at which the adjournment is taken.

6. Voting Lists. The Secretary shall prepare, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least ten (10) days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation. If the meeting is held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders or the books of the corporation, or to vote in person or by proxy at any meeting of stockholders and of the number of shares held by each such stockholder.

7. Quorum.

(a) Unless otherwise provided by law, the Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”) or these Bylaws, the holders of a majority of the shares of capital stock of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders. When a quorum is present at the original meeting, any business which might have been transacted at the original meeting may be transacted at an adjourned meeting, even when a quorum is not present. In the absence of a quorum at the opening of any meeting of stockholders, such meeting may be adjourned from time to time by any officer entitled to preside at or act as secretary of such meeting or by the vote of a majority of the shares voting on the motion to adjourn, but no other business may be transacted until and unless a quorum is present. If later a quorum is present at an adjourned meeting, then any business may be transacted which might have been transacted at the original meeting.

(b) The stockholders at a meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of sufficient stockholders to leave less than a quorum.

8. Voting of Shares.

(a) Unless otherwise provided by law or in the Certificate of Incorporation, each stockholder shall be entitled to one vote for each share of capital stock of the Corporation held by such stockholder on each matter submitted to a vote at a meeting of stockholders.

(b) Except in the election of Directors, when a quorum is present at any meeting, the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders on that matter, unless a vote by a greater number is required by law or by the Certificate of Incorporation or these Bylaws.

(c) Voting on all matters except the election of Directors shall be by voice vote or by a show of hands.

(d) Shares of its own stock owned by the Corporation, directly or indirectly, through a subsidiary or otherwise, shall not be voted and shall not be counted in determining the total number of shares entitled to vote; except that shares held in a fiduciary capacity may be voted and shall be counted to the extent provided by law.

9. Proxies. Shares may be voted either in person or by one or more agents authorized by a written proxy executed by the stockholder or by such stockholder’s duly authorized attorney-in-fact. A proxy is not valid after the expiration of three years from the date of its execution, unless the person executing it specifies therein the length of time for which it is to continue in force, or limits its use to a particular meeting. Proxies may be provided in any form or manner permitted by applicable law.

10. Conduct of Meetings.

(a) Chairman of Meeting. Meetings of stockholders shall be presided over by the Chairman of the Board, if any, or in the Chairman’s absence by the Vice Chairman of the Board, if any, or in the Vice Chairman’s absence by the Chief Executive Officer (if one has been duly elected), or in the Chief Executive Officer’s absence by the President, or in the President’s absence by a Vice President, or in the absence of all of the foregoing persons by a chairman designed by the Board of Directors, or in the absence of such designation by a chairman chosen by vote of the stockholders at the meeting. The Secretary shall act as secretary of the meeting, but in the Secretary’s absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

(b) Rules and Procedures. The Board of Directors may adopt by resolution such rule, regulations and procedures for the conduct of any meeting of stockholders as it shall deem appropriate including, without limitation, such guidelines and procedures as it may deem appropriate regarding the participation by means of remote communication of stockholders and proxyholders not physically present at a meeting. Except to the extent inconsistent with such rules, regulations and procedures as adopted by the Board of Directors, the chairman of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulation or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the corporation, their duly authorized and constituted proxies or such other persons as shall be determined; (iv) restriction on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

11. Informal Action by Stockholders.

(a) Any action which is required or permitted to be taken at a meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed and dated by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Such signed and dated consent must be delivered to the Corporation, whether done before or after the action so taken, but in no event later than sixty (60) days after the earliest dated consent delivered in accordance with Section 228 of the Delaware General Corporation Law. When corporate action is taken without a meeting by less than unanimous written consent, prompt notice shall be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the Corporation.

(b) Except as otherwise provided by the Certificate of Incorporation, stockholders may act by written consent to elect directors; provided, however, that, if such consent is less than unanimous, such action by written consent may be in lieu of holding an annual meeting only if all of the directorships to which directors could be elected at an annual meeting held at the effective time of such action are vacant and are filled by such action.

(c) Electronic Transmission of Consents. A telegram, cablegram, or other electronic transmission consenting to an action to be taken and transmitted by a stockholder or proxyholder, or by a person or persons authorized to act for a stockholder or proxyholder, shall be deemed to be written, signed and dated, provided that any such telegram, cablegram or other electronic transmission sets forth or is delivered with information from which the Corporation can determine (A) that the telegram, cablegram or other electronic transmission was transmitted by the stockholder or proxyholder or by a person or persons authorized to act for the stockholder or proxyholder and (B) the date on which such stockholder or proxyholder or authorized person or persons transmitted such telegram, cablegram or electronic transmission. The date on which such telegram, cablegram or electronic transmission is transmitted shall be deemed to be the date on which such consent was signed. No consent given by telegram, cablegram or other electronic transmission shall be deemed to have been delivered until such consent is reproduced in paper form and until such paper form shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to a corporation’s registered office shall be made by hand or by certified or registered mail, return receipt requested. Notwithstanding the foregoing limitations on delivery, consents given by telegram, cablegram or other electronic transmission may be otherwise delivered to the principal place of business of the Corporation or to an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded if, to the extent and in the manner provided by resolution of the Board of Directors. Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing.

ARTICLE III

DIRECTORS

1. General Powers. The business and affairs of the Corporation shall be managed by the Board of Directors or by such committees as the Board of Directors may establish pursuant to these Bylaws.

2. Number, Term and Qualification. Except as otherwise provided in the Certificate of Incorporation, the number of Directors which shall constitute the whole Board of Directors shall be determined from time to time by resolution of the stockholders or the Board of Directors, but in no event shall be less than one. Each Director shall hold office until such Director’s death, resignation, retirement, removal, disqualification, or such Director’s successor is elected and qualifies. Directors need not be residents of the State of Delaware or stockholders of the Corporation.

3. Election of Directors. Except as provided in Section 5 of this Article III and unless directors are elected by written consent in lieu of an annual meeting, the Directors shall be elected at the annual meeting of stockholders. Those persons who receive the highest number of votes shall be deemed to have been elected. Unless otherwise provided in the Certificate of Incorporation, election of Directors shall be by written ballot. Any requirement of a written ballot shall be satisfied by a ballot submitted by electronic transmission, provided that any such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder or proxyholder.

4. Removal; Resignation. Directors may be removed from office with or without cause by a vote of stockholders holding a majority of the outstanding shares entitled to vote at an election of Directors. If a director is elected by a voting group of stockholders, only the stockholders of that voting group may participate in the vote to remove him. If any Directors are so removed, new Directors may be elected at the same meeting. Any Director may resign by delivering a resignation in writing or by electronic transmission to the Corporation at its principal office or to the Chairman of the Board, the Chief Executive Officer, the President or the Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some later time or upon the happening of some later time or upon the happening of some later event.

5. Vacancies. A vacancy occurring in the Board of Directors, including, without limitation, a vacancy created by an increase in the authorized number of Directors or resulting from the stockholders’ failure to elect the full authorized number of Directors, may be filled by a vote of a majority of the Directors then in office or, if the Directors remaining in office constitute less than a quorum of the Directors, by the affirmative vote of a majority of all remaining Directors or by the sole remaining Director. If the vacant office was held by a Director elected by a voting group, only the remaining Director or Directors elected by that voting group or the holders of shares of that voting group are entitled to fill the vacancy. A Director elected to fill a vacancy shall be elected for the unexpired term of such Director’s predecessor in office. The stockholders may elect a Director at any time to fill any vacancy not filled by the Directors.

6. Compensation. The Board of Directors may provide for the compensation of Directors for their services as such and may provide for the payment of any and all expenses incurred by the Directors in connection with such services.

7. Committees.

(a) The Board of Directors, by resolution adopted by a majority of the Directors then in office, may designate one or more committees, each committee to consist of one or more of the Directors of the Corporation. The Board of Directors may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to (a) adopting, amending or repealing any bylaw of the Corporation or (b) approving or adopting, or recommending to the stockholders any action or matter expressly required by law to be submitted to stockholders for approval. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. Each committee shall keep regular minutes of its meetings and make such reports to the Board of Directors as the Board of Directors may request. Except as the Board of Directors may otherwise determine, any committee may make rules for the conduct of its business, but unless otherwise provided by the Directors or in such rules, its business shall be conducted as nearly as possible in the same manner as is provided in these Bylaws for the conduct of its business by the Board of Directors.

(b) Any resolutions adopted or other action taken by any such committee within the scope of the authority delegated to it by the Board of Directors shall be deemed for all purposes to be adopted or taken by the Board of Directors. The designation of any committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility or liability imposed upon it or him by law.

(c) If a committee member is absent or disqualified, the qualified members present at a meeting, even if not a quorum, may unanimously appoint another Board of Directors member to act in the absent or disqualified member’s place.

(d) Regular meetings of any such committee may be held without notice at such time and place as such committee may fix from time to time by resolution. Special meetings of any such committee may be called by any member thereof upon not less than two day’s notice stating the place, date and hour of such meeting, which notice may be given by any usual means of communication. Any member of a committee may waive notice of any meeting and no notice of any meeting need be given to any member thereof who attends in person. The notice of a committee meeting need not state the business proposed to be transacted at the meeting.

(e) A majority of the members of any such committee shall constitute a quorum for the transaction of business at any meeting thereof, and actions of such committee must be authorized by the affirmative vote of a majority of the members of such committee.

(f) Any member of any such committee may be removed at any time with or without cause by resolution adopted by a majority of the Board of Directors.

(g) Any such committee shall elect a presiding officer from among its members and may fix its own rules of procedure which shall not be inconsistent with these Bylaws. It shall keep regular minutes of its proceedings and report the same to the Board of Directors for its information at the meeting thereof held next after the proceedings shall have been taken.

ARTICLE IV

MEETINGS OF DIRECTORS

1. Regular Meetings. Regular meetings of the Board of Directors may be held at such time and place as shall be determined from time to time by the Board of Directors. If an annual meeting of the stockholders is convened, a regular meeting of the Board of Directors may be held immediately after, and at the same place as, the annual meeting of stockholders.

2. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board (if one has been duly elected), the President, the Chief Executive Officer (if one has been duly elected) or any two Directors.

3. Notice of Meetings.

(a) Regular meetings of the Board of Directors may be held without notice.

(b) The person or persons calling a special meeting of the Board of Directors shall, at least two days before the meeting, give notice thereof by any usual means of communication. Such notice need not specify the business to be transacted at, or the purpose of, the meeting that is called. Notice of an adjourned meeting need not be given if the time and place are fixed at the meeting adjourning and if the period of adjournment does not exceed ten (10) days in any one adjournment.

4. Quorum. A majority of the Directors in office immediately before the meeting shall constitute a quorum for the transaction of business at any meeting of the Board of Directors.

5. Manner of Acting.

(a) The act of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless a greater number is required by law, the Certificate of Incorporation, or a bylaw adopted by the stockholders.

(b) A Director of the Corporation, who is present at a meeting of the Board of Directors at which action on any corporate matter is taken, shall be presumed to have assented to the action taken unless such Director’s contrary vote is recorded or such Director’s dissent is otherwise entered in the minutes of the meeting or unless he or she shall file such Director’s written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right of dissent shall not apply to a Director who voted in favor of such action.

6. Action By Consent. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may by taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or committee.

7. Attendance by Telephone. Any one or more Directors or members of a committee may participate in a meeting of the Board of Directors or committee by means of a conference telephone or similar communications device which allows all persons participating in the meeting to hear each other, and such participation in the meeting shall be deemed presence in person at such meeting.

ARTICLE V

OFFICERS

1. Number. The officers of the Corporation shall consist of such officers as the Board of Directors may elect, including a Chief Executive Officer, a President, a Secretary, a Treasurer, and Vice Presidents, Assistant Secretaries, Assistant Treasurers and other such officers. Any two or more offices, other than that of President and Secretary, may be held by the same person. In no event, however, may an officer act in more than one capacity where action of two or more officers is required.

2. Election and Term. The officers of the Corporation shall be elected by the Board of Directors. Such election may be held at any regular or special meeting of the Board of Directors or without a meeting by consent as provided in Article IV, Section 6 of these Bylaws. Each officer shall hold office until such officer’s death, resignation, retirement, removal, disqualification, or until such officer’s successor is elected and qualifies, unless a different term is specified in the resolution electing such officer.

3. Removal. Any officer elected by the Board of Directors may be removed by the Board of Directors with or without cause.

4. Compensation. The compensation of all officers of the Corporation shall be as fixed or allowed from time to time by the Board of Directors.

5. Chief Executive Officer. The Chief Executive Officer shall, subject to the control of the Board of Directors, supervise and control the management of the Corporation in accordance with these Bylaws. The Chief Executive Officer shall, in the absence of a Chairman of the Board of Directors, preside at all meetings of the Board of Directors and stockholders;

shall sign, with any other proper officer, certificates for shares of the Corporation and any deeds, mortgages, bonds, contracts, or other instruments which may be lawfully executed on behalf of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be delegated by the Board of Directors to some other officer or agent; and, in general, shall perform all duties incident to the office and such other duties as may be prescribed by the Board of Directors from time to time.

6. President. If the Board of Directors has not designated the Chairman of the Board or another officer as the Chief Executive Officer, the President shall be the Chief Executive Officer and perform the duties and exercise the powers of that office. In addition, the President shall perform all duties incident to the office of President and such other duties and shall have such other powers as the Board of Directors or the Chief Executive Officer (if the President is not the Chief Executive Officer) may from time to time prescribe. If the Board of Directors has designated a Chief Executive Officer, the President shall, in the absence or disability of the Chief Executive Officer, exercise the powers of that office.

7. Vice Presidents. The Vice Presidents, in the order of their appointment, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the Chief Executive Officer and the President, perform the duties and exercise the powers of such office. In addition, they shall perform such other duties and have such other powers as the Chief Executive Officer, President or the Board of Directors shall prescribe.

8. Secretary. The Secretary shall perform all duties incident to the office of Secretary and such other duties as the Chief Executive Officer, President or the Board of Directors may from time to time prescribe. The Secretary shall keep accurate records of the acts and proceedings of all meetings of stockholders, Board of Directors, and committees thereof; shall give all notices required by law and by these Bylaws; shall have general charge of the corporate books and records and of the corporate seal; and shall affix the corporate seal to any lawfully executed instrument requiring it. The Secretary shall have general charge of the stock transfer books of the Corporation and shall keep, at the registered or principal office of the Corporation, a record of stockholders showing the name and address of each stockholder and the number and class of the shares held by each. The Secretary shall sign such instruments as may require the Secretary’s signature, and, in general, attest the signature or certify the incumbency or signature of any other officer of the Corporation.

9. Treasurer. The Treasurer shall perform all duties incident to the office and such other duties as the Chief Executive Officer, President or the Board of Directors may from time to time prescribe. The Treasurer shall have custody of all funds and securities belonging to the Corporation and shall receive, deposit or disburse the same under the direction of the Board of Directors; and shall keep full and accurate accounts of the finances of the Corporation in books especially provided for that purpose, which may be consolidated or combined statements of the Corporation and one or more of its subsidiaries as appropriate, that include a balance sheet as of the end of the fiscal year, an income statement for that year, and a statement of cash flows for the year unless that information appears elsewhere in the financial statements. If financial statements are prepared for the Corporation on the basis of generally accepted accounting principles, the annual financial statements must also be prepared on that basis.

10. Assistant Secretaries and Treasurers. The Assistant Secretaries and Assistant Treasurers shall, in the absence or disability of the Secretary or the Treasurer, perform the respective duties and exercise the respective powers of those offices, and they shall, in general, perform such other duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the Chief Executive Officer, President or the Board of Directors.

11. Controller and Assistant Controllers. The Controller, if one has been appointed, shall have charge of the accounting affairs of the Corporation and shall have such other powers and perform such other duties as the Board of Directors may from time to time prescribe. Each Assistant Controller shall have such powers and perform such duties as shall be assigned to them by the Controller or the Board of Directors, and the Assistant Controllers shall exercise the powers of the Controller during that officer’s absence or inability to act.

12. Bonds. The Board of Directors, by resolution, may require any or all officers of the Corporation to give bond to the Corporation, with sufficient sureties, conditioned on the faithful performance of the duties of their respective offices and to comply with such other conditions as may from time to time be required by the Board of Directors.

ARTICLE VI

CONTRACTS, LOANS AND DEPOSITS

1. Contracts. The Board of Directors may authorize any officer or officers, or agent or agents, to enter into any contract or execute and deliver any instrument on behalf of the Corporation, and such authority may be general or confined to specific instances.

2. Loans. No loans shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

3. Checks and Drafts. All checks, drafts or other orders for the payment of money issued in the name of the Corporation shall be signed by such officer or officers, or agent or agents, of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

4. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such depository or depositories as the Board of Directors shall direct.

ARTICLE VII

CERTIFICATES FOR SHARES AND OTHER TRANSFERS

1. Certificates for Shares. Certificates representing shares of the Corporation shall be issued, in such form as the Board of Directors shall determine, to every stockholder for the fully paid shares owned by him, provided that the Board of Directors may provide that some or all of any or all classes or series of its stock shall be uncertificated shares. Certificates shall be signed by the Chairman or Vice-Chairman, if any, of the Board of Directors, the Chief Executive Officer, the President or any Vice President of the Corporation, and by the Secretary, Assistant Secretary, Treasurer or Assistant Treasurer and sealed with the seal of the Corporation or a facsimile thereof. The signatures of any such officers upon a certificate may be facsimiles or may be engraved or printed or omitted if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the Corporation itself or an employee of the Corporation. In case any officer who has signed or whose facsimile or other signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer at the date of its issue. The certificates shall be consecutively numbered or otherwise identified; and the name and address of the persons to whom they are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation.

2. Transfer of Shares. Transfer of shares shall be made on the stock transfer books of the Corporation only upon surrender of the certificates for the shares sought to be transferred by the record holder thereof or by such holder’s duly authorized agent, transferee or legal representative. All certificates surrendered for transfer shall be canceled before new certificates for the transferred shares shall be issued.

3. Transfer Agent and Registrar. The Board of Directors may appoint one or more transfer agents and one or more registrars of transfer and may require all stock certificates to be signed or countersigned by the transfer agent and registered by the registrar of transfers.

4. Restrictions on Transfer.

(a) Right of First Refusal; Definition Of Holders; Transfer Notice. If any stockholder of the Company proposes to sell, pledge or otherwise transfer any shares of the Common Stock or Preferred Stock of the Company (the “Stock”), which term includes all stock subscription rights, liquidating dividends, stock dividends, stock splits, new, substituted or additional securities of any type whatsoever, or any other property which the stockholder is or may be entitled to receive as a result of the stockholder’s ownership of such shares of Stock), the Company in the first instance, and then the relevant holders of the Company’s outstanding voting stock (the “Holders”), as provided in this Section 4(a), will have a right of first refusal (the “Right of First Refusal”) with respect to such shares of the Stock. If the stockholder proposes to transfer Common Stock of the Company, then the Holders, for purposes of this Section 4, will be deemed to include the holders of Common Stock and of Preferred Stock of the Company. If the stockholder proposes to transfer any shares of Preferred Stock of the Company, then the Holders, for purposes of this Section 4, will be deemed to include only the holders of Preferred Stock of the Company. Before effecting any proposed transfer, the stockholder will give written notice (the “Transfer Notice”) to the Company describing fully the proposed transfer, including the number of shares of the Stock proposed to be transferred, the proposed bona fide transfer price and the name and address of the proposed transferee. In the case of a proposed gift transfer, the bona fide transfer price for purposes of this Right of First Refusal will be determined in good faith by the Board of Directors promptly upon the Company’s receipt of, and as of the date of, the Transfer Notice.

(b) Company’s Right. The Company will have the right, for a period of thirty (30) days after the date the Transfer Notice is delivered to the Company, to purchase all, but not less than all, of such shares of Stock on the terms set forth in the Transfer Notice by delivery to the stockholder of a notice of exercise of the Company’s Right of First Refusal. The Company’s rights under this Section 4(b) will not be assignable.

(c) Holders’ Right. If the Company fails to timely exercise its Right of First Refusal, or determines not to exercise such right, the Company will immediately notify all Holders in writing of the terms of the proposed transfer and the number of shares of the Stock available for purchase by the Holders upon exercise by them of their Right of First Refusal. The Holders will have the right for a period of thirty (30) days as a group, to purchase all, but not less than all, of the Stock so available, each Holder having the right to purchase such Holder’s pro rata portion of such shares of such Stock on the terms set forth in the Company’s notice, by delivery to the Company and the proposed transferring stockholder of a notice of exercise of the Holder’s Right of First Refusal. Each Holder’s pro rata portion will be equal to the total of the number of shares of Common Stock of the Company held by such Holder plus the number of shares of Common Stock of the Company into which any shares of Preferred Stock held by the Holder are convertible on the date of the Transfer Notice, as a percentage of the total number of shares of Common Stock of the Company held by all Holders plus the number of shares of Common Stock of the Company into which all shares of Preferred Stock held by all Holders are convertible on the date of the Transfer Notice. A Holder’s rights under this Section 4(c) will be assignable to any person controlling, controlled by, or under common control with such Holder. Each Holder may, in its notice of exercise of such Holder’s Right of First Refusal, subscribe for any number of shares of Stock of the Company subject to the Right of First Refusal. Any shares of Stock of the Company subject to the Right of First Refusal which are not purchased by a Holder exercising such Holder’s pro rata Right of First Refusal may be purchased by any Holders (“Oversubscribing Holders”) who indicated the desire to purchase more (specifying the number of shares) than their pro rata share of such Stock in their respective notices of exercise (“Oversubscription Right”). If not enough shares of Stock of the stockholder are offered for sale to satisfy all properly exercised Oversubscription Rights, the offered Stock will be sold to and purchased by Holders exercising Oversubscription Rights pro rata, as next determined. For the purpose of Oversubscription Rights each Oversubscribing Holder’s pro rata portion will be equal to the total of the number of shares of Common Stock of the Company held by such Oversubscribing Holder plus the number of shares of Common Stock of the Company into which all shares of Preferred Stock held by such Oversubscribing Holder are convertible on the date of the Transfer Notice, as a percentage of the total number of shares of Common Stock of the Company held by all Oversubscribing Holders plus the number of shares of Common Stock of the Company into which all shares of Preferred Stock held by all Oversubscribing Holders are convertible on the date of the Transfer Notice.

(d) Completion of Transaction. If the Company and the Holders fail to give notice of exercise of their respective Rights of First Refusal within a total of sixty (60) days after the date the Transfer Notice is delivered to the Company, the stockholder may, not later than one hundred twenty (120) days following delivery to the Company of the Transfer Notice, conclude a transfer of the shares of Stock subject to the Transfer Notice which have not been purchased by the

Company or the Holders pursuant to the exercise of a Right of First Refusal on the terms and conditions described in the Transfer Notice. Any proposed transfer on the terms and conditions different from those described in the transfer Notice, as well as any subsequent proposed transfer by the stockholder, will again be subject to the Right of First Refusal and will require compliance by the stockholder with the procedure described in this Article VII, Section 4. If the Company or the Holders exercise the Right of First Refusal, the parties will consummate the sale of shares of Stock on the terms set forth in the Transfer Notice within ninety (90) days after delivery of the Transfer Notice to the Company; provided, however, that if the Transfer Notice provides for the payment for the shares of Stock other than in cash, the Company or the Holders (as the case may be) will have the option of paying for the shares of Stock by the discounted cash equivalent of the consideration described in the Transfer Notice, as the discounted cash equivalent is reasonably determined by the Board of Directors.

(e) Agreement by Transferees. All transferees of shares of Stock or any interest therein will be required as a condition of such transfer to agree in writing (in a form reasonably satisfactory to the Company) that they will receive and hold such shares of Stock or interest subject to the provisions of this Right of First Refusal. Any sale or other transfer of any shares of Stock by any stockholder will be void unless the provisions of this Article VII, Section 4 are met.

(f) Termination of Right of First Refusal. The Right of First Refusal, as to both the Company and the Holders, will terminate at such time as a public market exists for the Company’s Common Stock (or any other stock issued by the Company or any successor, in exchange for the Common Stock of the Company), or upon a merger of the Company in which the Company is not the surviving Company, or upon a sale of all or substantially all of the assets of the Company. For purposes hereof, a “public market” will be deemed to exist if (a) there has been consummated a public offering of such Stock registered under the Securities Act of 1933, or (b) such Stock is listed on a national securities exchange (as that term is used in the Securities Exchange Act of 1934), or (c) such Stock is traded on the over-the-counter market and prices therefor are published daily and regularly on business days in a recognized financial journal.

(g) Exceptions. The Right of First Refusal will not apply (a) to a transfer to the stockholder’s ancestors (including step-parents, descendants (including step-children), spouse or to a trustee for the benefit of such ancestors, descendants or spouse, or (b) to a transfer to any transferee of Preferred Stock (or of the Common Stock into which such Preferred Stock is converted) who is controlled by, controlling or under common control with the transferor of such Preferred Stock or Common Stock into which converted, or (c) any transfer by any institutional investor, such as but not limited to a venture capital fund, to such investor’s limited partners, or other general partners; provided that in each case each such transferee will take such Stock subject to all of the provisions of this Right of First Refusal, or (d) to any repurchase by the Company or its assignees of shares of Common Stock or Preferred Stock from Directors, officers or employees of, or consultants or advisors to, the Company pursuant to written agreements under which the Company and/or its assignees has the option to repurchase such shares upon the termination of employment with, or service to, the Company for any reason.

(h) In the event of any conflict between the terms of this Section 4 of Article VII and any written agreement between the Corporation and any stockholder of the Corporation, the terms of such written agreement shall control, and the provisions of this Section shall not be applicable.

(i) Subject to the preceding paragraph (h), every certificate representing shares of the Corporation shall bear the following legend:

“The shares represented by this certificate, and the transfer thereof, are subject to the restrictions on transfer provisions of the Bylaws of the Corporation, a copy of which is on file in, and may be examined at, the principal office of the Corporation.”

5. Closing Transfer Books and Fixing Record Date.

(a) For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the Board of Directors, such record date shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. Such determination of stockholders of record shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

(b) For the purpose of determining the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, such record date, when no prior action by the Board of Directors is required by this chapter, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is filed with the Secretary of the Corporation. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by the Delaware General Corporation Law, such record date shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

(c) For the purpose of determining the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

6. Lost Certificates. The Board of Directors may authorize the issuance of a new share certificate in place of a certificate claimed to have been lost or destroyed, upon receipt of an affidavit of such fact from the person claiming the loss or destruction. When authorizing such issuance of a new certificate, the Board of Directors may require the claimant to give the Corporation a bond in such sum as it may direct to indemnify the Corporation against loss from any claim with respect to the certificate claimed to have been lost or destroyed, or otherwise to indemnify the Corporation against such loss; or the Board of Directors may, by resolution reciting that the circumstances justify such action, authorize the issuance of the new certificate without requiring such a bond.

7. Holder of Record. The Corporation may treat as absolute owner of the shares the person in whose name the shares stand of record on its books just as if that person had full competency, capacity, and authority to exercise all rights of ownership irrespective of any knowledge or notice to the contrary or any description indicating a representative, pledge or other fiduciary relation or any reference to any other instrument or to the rights of any other person appearing upon its record or upon the share certificate; except that any person furnishing to the Corporation proof of his/her appointment as a fiduciary shall be treated as if he or she were a holder of record of the Corporation’s shares.

8. Treasury Shares. Treasury shares of the Corporation shall consist of such shares as have been issued and thereafter acquired but not canceled by the Corporation. Treasury shares shall not carry voting or dividend rights, except rights in share dividends.

ARTICLE VIII

INDEMNIFICATION AND REIMBURSEMENT

OF DIRECTORS AND OFFICERS

1. Indemnification for Expenses and Liabilities. Any person who at any time serves or has served (i) as a director, officer, employee or agent of the Corporation, (ii) at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, or (iii) at the request of the Corporation as a trustee or administrator under an employee benefit plan, or is called as a witness at a time when he or she has not been made a named defendant or respondent to any Proceeding, shall have a right to be indemnified by the Corporation to the fullest extent from time to time permitted by law against Liability and Expenses in any Proceeding (including without limitation a Proceeding brought by or on behalf of the Corporation itself) arising out of his or her status as such or activities in any of the foregoing capacities.

The Board of Directors of the Corporation shall take all such action as may be necessary and appropriate to authorize the Corporation to pay the indemnification required by this provision, including without limitation, to the extent needed, making a good faith evaluation of the manner in which the claimant for indemnity acted and of the reasonable amount of indemnity due him or her.

Any person who at any time serves or has served in any of the aforesaid capacities for or on behalf of the Corporation shall be deemed to be doing or to have done so in reliance upon, and as consideration for, the rights provided for herein. Any repeal or modification of these indemnification provisions shall not affect any rights or obligations existing at the time of such repeal or modification. The rights provided for herein shall inure to the benefit of the legal representatives of any such person and shall not be exclusive of any other rights to which such person may be entitled apart from this provision.

The rights granted herein shall not be limited by the provisions contained in Section 145 of the Delaware General Corporation Law or any successor to such statute.

2. Advance Payment of Expenses. The Corporation shall (upon receipt of an undertaking by or on behalf of the director, officer, employee or agent involved to repay the Expenses described herein unless it shall ultimately be determined that he or she is entitled to be indemnified by the Corporation against such Expenses) pay Expenses incurred by such director, officer, employee or agent in defending a Proceeding or appearing as a witness at a time when he or she has not been named as a defendant or a respondent with respect thereto in advance of the final disposition of such Proceeding.

3. Insurance. The Corporation shall have the power to purchase and maintain insurance (on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another domestic or foreign corporation, partnership, joint venture, trust or other enterprise or as a trustee or administrator under an employee benefit plan) against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability.

4. Definitions. The following terms as used in this Article shall have the following meanings. “Proceeding” means any threatened, pending or completed action, suit, or proceeding and any appeal therein (and any inquiry or investigation that could lead to such action, suit, or proceeding), whether civil, criminal, administrative, investigative or arbitrative and whether formal or informal. “Expenses” means expenses of every kind, including counsel fees. “Liability” means the obligation to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan), reasonable expenses incurred with respect to a Proceeding, and all reasonable expenses incurred in enforcing the indemnification rights provided herein. “Director,” “officer,” “employee” and “agent” include the estate or personal representative of a director, officer, employee or agent. “Corporation” shall include any domestic or foreign predecessor of this Corporation in a merger or other transaction in which the predecessor’s existence ceased upon consummation of the transaction.

ARTICLE IX

GENERAL PROVISIONS

1. Dividends. The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and by the Certificate of Incorporation.

2. Seal. The corporate seal shall be in such form as may be approved from time to time by the Board of Directors. Such seal may be an impression or stamp and may be used by the officers of the Corporation by causing it, or a facsimile thereof, to be impressed or affixed or in any other manner reproduced. In addition to any form of seal adopted by the Board of Directors, the officers of the Corporation may use as the corporate seal a seal in the form of a circle containing the name of the Corporation and the state of its incorporation (or an abbreviation thereof) on the circumference and the word “Seal” in the center.

3. Waiver of Notice. Whenever any notice is required to be given to any stockholder or Director under the provisions of the Delaware General Corporation Law or under the provisions of the Certificate of Incorporation or these Bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, Directors, or members of a committee of Directors need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the Certificate of Incorporation or these Bylaws.

4. Fiscal Year. The fiscal year of the Corporation shall be determined by the Board of Directors.

5. Notice by Electronic Transmission. Without limiting the manner by which notice may be given effectively to stockholders, any notice to stockholders given by the Corporation under any provision of the Delaware General Corporation Law, other than those enumerated in Section 232(e) of the Delaware General Corporation Law, in the Certificate of Incorporation, or these Bylaws, shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Electronic transmission shall mean any form of communication, including but not limited to facsimile telecommunication and electronic mail, not directly involving the physical transmission of paper, that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient.

6. Form of Records. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or by means of, or be in the form of, any information storage device or method, provided that the records so kept can be converted into clearly legible paper form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.

7. Amendments. Except as otherwise provided herein, these Bylaws may be amended or repealed and new Bylaws may be adopted by the affirmative vote of the holders of a majority of the voting power of the Corporation, or, if the Certificate of Incorporation so permits, by the affirmative vote of a majority of the Directors then holding office at any regular or special meeting of the Board of Directors or by unanimous written consent.

8. All terms used in these Bylaws shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the context may require.

THIS IS TO CERTIFY that the above Bylaws were duly adopted by the Board of Directors of the Corporation, effective July 13, 2005.

/s/ William N. Wofford
William N. Wofford, Secretary